Exhibit 99.1

Everi Appoints Secil Tabli Watson and Paul Finch to Board of Directors;
Ronald Congemi to Retire from Board in May; Atul Bali to Become Lead Independent Director

January 26, 2022 – Las Vegas – Everi Holdings Inc. (NYSE: EVRI) (“Everi” or the “Company”), a premier provider of land-based and digital casino gaming content and products, financial technology, and player loyalty solutions, announced today that Secil Tabli Watson and Paul Finch have been appointed to the Company’s Board of Directors (the “Board”) effective February 1, 2022. Both Ms. Watson and Mr. Finch are well-respected, experienced business and financial executives who have been determined to satisfy the criteria for independent directors for the purposes of New York Stock Exchange rules, applicable Securities and Exchange Commission requirements, and the Company’s Governance Guidelines. They have been appointed to serve as members of the Board’s Audit Committee, Nominating and Governance Committee, and Compensation Committee. Their appointments, together with the previously announced addition of Randy Taylor to the Board in conjunction with becoming Chief Executive Officer on April 1, will expand the size of the Board to ten members.
Ronald Congemi, Lead Independent Director of the Board, has informed the Company he will retire from the Board and will not stand for reelection at the Company’s 2022 Annual Meeting of Stockholders, which is currently scheduled for May 18, 2022. The Board has selected Atul Bali, a member of the Board for the last two years, to become Lead Independent Director upon Mr. Congemi’s retirement.
Michael Rumbolz, Chairman and Chief Executive Officer of Everi, said, “We are delighted to welcome Secil and Paul to Everi. Their achievements and distinguished experience make them ideal additions to the Board of Directors. Secil’s global and digital experience as former Head of Digital Solutions at Wells Fargo and Paul’s successful leadership of Early Warning Services and its collaborative launching of the banking industry’s first real-time payments network Zelle® bring to the Board a wealth of business and financial industry knowledge. We look forward to benefiting from their insights and counsel as we focus on executing our growth strategies that will propel Everi on its path of building value for our stakeholders. At the same time, we want to thank Ron for his distinguished service to our Board. Everi will miss his insight and contributions.”
Secil Tabli Watson
Ms. Watson has more than 25 years of experience in early start-up, large corporate and management consulting environments with deep understanding of digital, banking and financial technology. Until March 2021, as Executive Vice President and Head of Digital Solutions at Wells Fargo, she was responsible for digital transformation and oversaw innovations in payments, cyber-fraud and customer experience, including enhancing the bank’s capabilities in the areas of mobile, authentication, fraud prevention, open banking APIs and P2P payments. During her 18 years at Wells Fargo, she transformed the bank’s digital operations, managed key enterprise digital channels for consumers, businesses and commercial customers, and managed product P&Ls. She will bring to the Board a global perspective, having managed globally dispersed teams, including working in various geographies such as Australia and the United Kingdom.
Ms. Watson is an independent director of Bank of Marin Bancorp and Bank of Marin, Mclarend Technology Acquisition Corporation, a Special Purpose Acquisition Company focused on acquiring fintech companies, and Landed, a start-up whose mission is to help essential workers own their homes, and she advises Fortune 500 and growth companies on digital transformation and product strategy. She is a long-time practitioner of Diversity and Inclusion workplace programs, an advocate for conservation, and passionate about creating great customer experiences that deliver both business and community value.
Paul Finch
Mr. Finch is an accomplished entrepreneur and corporate leader. He was the chief executive officer of Early Warning Services, LLC from 2003 to 2019 and successfully guided Early Warning through several transformations, beginning with the transition to a bank-owned consortium model in 2006, and continuing with a series of strategic acquisitions and partnerships. In 2017, together with financial institutions across the U.S., Early Warning launched Zelle®, the banking industry’s first real-time payments network. With more than 1,000 financial institutions, the Zelle Network includes small community banks and credit unions together with the largest national banks. Under his leadership, his team achieved consistent annual growth and established Early Warning as the pre-eminent provider of real-time payments, risk and authentication solutions to financial institutions nationwide.
Mr. Finch began his career in the payments industry as the founder and CEO of ACH Systems, an electronic payment technology outsourcing company specializing in the processing and settlement of U.S. ACH transactions. Subsequently, he headed global operations, technology and customer support at eFunds corporation. He is the president of the Finch Family Foundation, a non-profit organization in Phoenix dedicated to serving children and families in need, as well as an independent member of the Boards of FormFree Holdings Corporation, Capital Markets Gateway LLC, and Aiya Financial Technologies, innovative privately owned technology companies serving the financial industry. In 2017, Mr. Finch was named one of the 10 most innovative CEOs in Banking by Bank Innovation magazine
Atul Bali
Mr. Bali joined the Everi Board in 2019. He currently serves as Chairman of The Football Pools Ltd, the oldest pool betting organization in the world and Instant Win Gaming Ltd., a provider of mobile instant win games to state lottery operators in Europe and North America. In addition, Mr. Bali is an investor in, and advisor to, a range of privately held lottery, sports betting, igaming and fintech businesses. He also serves as a director on the board of Rainbow Rare Earths PLC, a UK listed producer of Rare Earth Metals with operations in South Africa and Burundi.
Having qualified as a Chartered Accountant with KPMG, Mr. Bali joined GTECH Corporation (now IGT) in 1997, and over 13 years held various executive positions, including President and CEO of GTECH G2. Subsequently, he served as CEO of XEN Group from 2010 to 2012 and thereafter in divisional President & CEO roles at Aristocrat Technologies Inc. from 2012 to 2014, RealNetworks, Inc. from 2014 to 2015, Gaming Realms PLC where he served on the board of directors from 2014 to 2018 and held the position of Deputy Chairman from 2015 to 2018 and Chairman of the Board of Meridian Tech Holdings Ltd from 2016 to 2021.
About Everi Holdings Inc.
Everi’s mission is to lead the gaming industry through the power of people, imagination, and technology. Focused on player engagement and assisting our casino customers to operate more efficiently, the Company develops entertaining game content and gaming machines, gaming systems, and services for land-based and iGaming operators. The Company is also the preeminent provider of trusted financial technology solutions that power the casino floor while improving operational efficiencies and fulfilling regulatory compliance requirements, including products and services that facilitate convenient and secure cash and cashless financial transactions, self-service player loyalty tools and applications, and regulatory and intelligence software. For more information, please visit www.everi.com, which is updated regularly with financial and other information about the Company.

Join Everi on Social Media
Twitter: https://twitter.com/everi_inc
LinkedIn: https://www.linkedin.com/company/everi
Facebook: https://www.facebook.com/EveriHoldingsInc/
Instagram: https://www.instagram.com/everi_inc

Contacts:
Everi Investor Relations
William Pfund
SVP, Investor Relations
(702) 676-9513 or william.pfund@everi.com

JCIR
Richard Land, James Leahy
(212) 835-8500 or evri@jcir.com

Everi Media Relations
Dona Cassese
VP, Marketing
(702) 556-7133 or dona.cassese@everi.com

Mike Young
Corporate Communications Specialist
(702) 518-9179 or mike.young@everi.com
3